Exhibit 10.1

AMENDMENT TO TRANSACTION DOCUMENTS

This Amendment to Securities Purchase Agreement and Senior Secured Original Issue 7% Discount Convertible Promissory Note (this “Amendment”) is dated as of April 5, 2024, between Trio Petroleum Corp., a Delaware corporation (the “Company”), and the purchaser identified on the signature pages hereto (together with its successors and assigns, the “Investor”), which amends (i) that certain Securities Purchase Agreement between the Company and the Investor, dated as of October 4, 2023 (the “Purchase Agreement”) and (ii) that certain Senior Secured Original Issue 7% Discount Convertible Promissory Note, with an original issuance date of January 2, 2024, issued by the Company to the Investor (the “Second Tranche Note”). The Company and the Investor are sometimes each individually referred to herein as a “Party” and collectively as the “Parties.” All initially capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Purchase Agreement.

WHEREAS, the Purchase Agreement was previously amended pursuant to an Amendment to Transaction Documents, dated December 29, 2023; and

WHEREAS, the Parties desire to further amend certain terms of the Purchase Agreement and to also amend certain terms of the Second Tranche Note as more specifically provided in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agreed to amend the Purchase Agreement as follows:

1. The first sentence of Section 4.13(b) of the Purchase Agreement is hereby amended and replaced in its entirety by the following:

“From the date hereof until December 31, 2024, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.”

2. The second paragraph of Section 1.3 of the Second Tranche Note shall be amended and replaced in its entirety by the following language;

“Notwithstanding anything to the contrary contained herein, upon two (2) Trading Days’ notice to the Company (the date of such notice, the “Monthly Payment Adjustment Notice Date”), the Holder may elect at its sole option, to defer or accelerate any number of Monthly Payments or any portion of a Monthly Payment, to any Trading Day succeeding such Monthly Payment Adjustment Notice Date. In the event that the Holder elects to defer or accelerate any such Monthly Payments, to the extent applicable, the procedures set forth in this Section 1.3 [Principal Installment Payments] shall continue to apply to the Company.”

3. This Amendment shall be effective as of the date hereof upon the execution and delivery of same by each of the Parties.

4. Except as specifically set forth in this Amendment, there are no other amendments to the Purchase Agreement and all of the other forms, terms and provisions of the Purchase Agreement shall remain unmodified and in full force and effect. Further, the Parties hereby acknowledge that no penalties or fees are currently due by the Company under the terms of the Purchase Agreement or any of the other Transaction Documents.

5. Each of the Parties hereby represents and warrants that as of the date hereof, after giving effect to this Amendment (the terms of which shall not constitute an Event of Default), no Event of Default exists and is continuing.

6. Section 5.9 of the Purchase Agreement (Governing Law) shall be applicable to this Amendment.

8. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, each of the Company and the Investor has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

TRIO PETROLEUM CORP.

By:	/s/ Michael L. Peterson
Name:	Michael L. Peterson
Title:	Chief Executive Officer

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ David Feldman
Name:	David Feldman
Title:	Portfolio Manager